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                                                             EXHIBIT 10 (O) (13)

                          RESTATEMENT AMENDMENT NO. 3

                                      TO

                             THE UPS SAVINGS PLAN

                        (Restated as of March 31, 1995)


          WHEREAS, United Parcel Service of America, Inc. (the "Employer") established the UPS Savings Plan (the "Plan") for the benefit of Eligible Employees in order that they might enjoy the advantages of having funds put aside on a tax deferred basis pursuant to Section 401(k) of the Internal Revenue Code to provide for their retirement; and

          WHEREAS, the Plan was amended sixteen times before the Restated Plan was adopted effective as of March 31, 1995; and

          WHEREAS, the Restated Plan has been heretofore amended on two previous occasions, the most recent being Restatement Amendment No. 2, effective July 31, 1995 and

          WHEREAS, it is desired to amend the Restated Plan to further establish rules pertaining to the acceptance of rollover contributions;

          NOW, THEREFORE, pursuant to the authority vested in the Board of Directors of the Employer by Section 9.1 of the Plan, the Plan is hereby amended in the following respects, effective March 4, 1996.

          1.   Subsection 1.1(a) is revised to read as follows:
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          "Account" or "Individual Account" means the aggregate of a
Participant's Elective Deferral Account and his or her Rollover Contribution Account, all established under Article IV.

          (1) A Participant's "Elective Deferral Account" shall be the account established for recording contributions made on behalf of the Participant pursuant to his or her Elective Deferrals (pursuant to Section 3.1), and for classifying and summarizing the benefits attributable to such amounts.

          (2) A Participant's "Rollover Contribution Account" shall be the account established for recording amounts transferred from another qualified plan or conduit individual retirement account (pursuant to Section 3.6) and for classifying and summarizing the benefits attributable to such amounts.

               Section 2.3 is amended to read as follows:

          Section 2.3  Transfer to Position Not Covered by Plan.
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               (b) If a Participant is transferred to a position with an
Employer Company in which the Participant is no longer an Employee, as defined in Section 1.1(i), the Participant shall, if he or she is eligible to participate in any other Section 401(k) cash or deferred arrangement maintained by an Employer Company (including the Teamster-UPS National 401(k) Tax Deferred Savings Plan), cease to be a Participant hereunder and the entire amount of the Participant's Account shall be converted to cash and transferred to the trustee or trustees of such other plan, to be held as part of his or her account under that plan. Notwithstanding the foregoing, if the other plan will not accept the transfer of the Participant's Rollover Contribution Account because of restrictions or limitations under that plan, said subaccount shall not be transferred and shall remain under this Plan, subject to the Participant's right to elect to withdraw such amounts pursuant to Article VI.
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               (c) If the Participant is not eligible to participate in the
Teamster-UPS National 401(k) Tax Deferred Savings Plan or any other Section 401(k) cash or deferred arrangement maintained by an Employer Company, or if his or her Rollover Contribution Account has been retained as described in the last sentence of subsection (a), he or she shall remain a Participant in this Plan, so long as employed by an Employer Company, with respect to Elective Deferral Contributions previously made on his or her behalf but will no longer be eligible to have Elective Deferral Contributions made to the Plan on his or her behalf unless and until he or she again becomes an Employee. In the event the Participant is subsequently transferred to a position in which he or she again becomes an Employee, as defined in Section 1.1(i), the Participant may elect to make Elective Deferral Contributions as of the first day of the month coincident with or next following the date on which he or she becomes an Employee.

          Notwithstanding any other provision of this Plan, the Committee shall permit the contribution of funds to a Participant's Account which represent the transfer of his or her account from the Teamster-UPS National 401(k) Tax Deferred Savings Plan or any other Section 401(k) cash or deferred arrangement maintained by an Employer Company. Such funds shall be held in the appropriate subaccount (Elective Deferral Account, or Rollover Contribution Account) under this Plan and shall be invested in the options selected by the Participant in accordance with Article IV, in the same percentage amounts as are invested the Participant's Elective Deferral Contributions or as otherwise directed by the Participant with the approval of the Committee or its designee.
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         2. A new Section 3.6 is added to Article III to read as follows:


         Section 3.6  Rollovers from Qualified Plans or Conduit IRAs.
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               (a) Any active Participant may contribute to the Trust an amount consisting of an eligible rollover distribution from another qualified retirement plan, or transfer from a conduit IRA, provided that the contribution shall not jeopardize the qualifications of the Plan or the tax-exempt status of the Trust or create adverse tax consequences for the Employer Company. A Participant who has incurred a Separation from Service may contribute to the Trust in accordance with this Section 3.6(a), provided that the Participant has not otherwise received a distribution of his or her Individual Account pursuant to Section 6.5.

               (b) Any such contribution shall at all times be fully vested and nonforfeitable. Such contribution shall be held in a sub-account under the Participant's Individual Account (the "Rollover Contribution Account"), and be invested in the investment options selected by the Participant in accordance with Article IV, in the same percentage amounts as are invested the Participant's Elective Deferrals, or as otherwise directed by the Participant. The Rollover Contribution Account shall be credited and/or debited with its allocable share of investment income and loss, and administration expenses in accordance with Article IV.
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               (c) For purposes of this Section, an eligible rollover
distribution means:

                   (1) an eligible rollover distribution, within the meaning of Code Section 402, which is transferred to this Plan by the Participant no later than sixty (60) days following the date on which the Participant received the property distributed from another qualified retirement plan.

                   (2) an eligible rollover distribution, within the meaning of Code Section 402, which is transferred to this Plan directly by another qualified retirement plan at the Participant's direction pursuant to Code
Section 401(a)(31).

In the case of an eligible rollover distribution described in (1) above, the Participant may contribute an amount equal to the gross amount of the distribution, notwithstanding that a portion of the distribution may have been subject to mandatory income tax withholding.

               (d) For purposes of this Section a transfer from a conduit IRA means:

An amount transferred to this Plan within sixty (60) days of the Participant's receipt of distribution thereof, from an individual retirement account or annuity that has no assets other than assets (together with earnings thereon) which were previously distributed to the Participant as an eligible rollover distribution from another qualified retirement plan, and which were deposited in such conduit individual retirement account or annuity within sixty
(60) days of such prior distribution.

          4.  The second sentence of Section 4.1 is deleted and the following
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two sentences substituted in lieu thereof:

The Trustee shall establish and maintain on behalf of each Participant an Individual Account which shall be subdivided into separate subaccounts: (a) an Elective Deferral Contribution Account, and (b) a Rollover Contribution Account, all as described in subsection 1.1(a). There shall be credited to each above-described subaccount such sums of money from time to time contributed as Elective Deferral Contributions and Rollover Contributions, respectively, together with the subaccount's allocable share of earnings, profits and appreciation, and there shall be charged to each subaccount its allocable share of losses and depreciation and its allocable share of expenses of this Plan and Trust Agreement, pursuant to Section 4.11.

          5. The second sentence of Section 4.4(a) is amended to read as follows:

In accordance with Section 4.6, each Participant shall have the opportunity to choose, in accordance with such procedures as the Committee or its designee may prescribe, among the following investment vehicles for the investment of monies contributed with respect to the Participant's Account.

          6. Section 4.5 is modified by the addition of the following sentence after the first sentence thereof:

If the Participant's Account consists of more than one subaccount
(i.e., Elective Deferral Account, and Rollover Contribution Account), each such
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subaccount shall be invested in the same investment options and in accordance with the same percentages selected by the Participant with respect to the Participant's Elective Deferral Account, unless a separate investment allocation is made with respect to the Rollover Contribution Account by the Participant.
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          7.  Section 4.10 is amended by revising paragraph (2) to read as follows:
              (b) The amount of Elective Deferral and Rollover Contributions allocated to the Account, broken down among Options A, B, C, D, E and each Time Horizon Fund within Option F.

          8.  Section 4.12 is hereby deleted.


          9.  Section 6.1 is amended to read as follows:

          Section 6.1  In-Service Withdrawals.
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               (a)  Rollover Contribution Accounts.
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               An active Participant may withdraw all or a portion of his or her
Rollover Contribution Account at any time, by submitting a request for withdrawal in accordance with the procedures adopted by the Committee or their designee for this purpose. Such withdrawal shall be subject to any additional restrictions, uniformly applied with respect to Participants similarly situated, as are prescribed by the Committee regarding the frequency and minimum amount of such withdrawal.

               (b)  Withdrawals After Age 59 1/2.
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          An active Participant may withdraw all or a portion of his or her
Elective Deferral Account following attainment of age 59 1/2, by submitting a request for withdrawal in accordance with procedures adopted by the Committee or their designee for this purpose. Such withdrawal shall be subject to any additional restrictions, uniformly applied with respect to Participants similarly situated, as are prescribed by the Committee regarding the frequency and minimum amount of such withdrawal.
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               (c) Hardship.
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          An active Participant may withdraw, for reasons of financial hardship as defined in Section 6.2, that portion of his or her Elective Deferral Account, as of the Valuation Date preceding the withdrawal, consisting of contributions pursuant to Elective Deferrals, in an amount not greater than the amount necessary to satisfy the financial hardship need. Such a hardship withdrawal may be applied for by completing and filing with the Plan Administrator a hardship withdrawal application, in such form as provided by the Committee or their designee, together with all documentation required by said application to enable the Committee, or their designee, to determine whether the Participant satisfies the conditions for a hardship withdrawal.

               (d) Withdrawals, if approved by the Committee or their designee, will be payable no later than the last day of the month following the month in which the Participant's completed withdrawal request or application, on a form provided by the Committee or their designee, is received by the Committee or their designee for such purpose.

          10. Section 6.8 is revised by adding the following sentence to the end of subsection (c) thereof:

The distributee shall be afforded at least 30 days after receipt of the written explanation to consider the decision whether or not to elect a
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direct rollover, but if he or she thereafter makes an affirmative election before said 30 day period expires, then the election may be implemented without regard to the aforesaid 30-day time period.

          IN WITNESS WHEREOF, United Parcel Service of America, Inc. has caused this Amendment No. 3 to the Restated Plan to be executed this 16th day of December, 1996.

ATTEST:                                 UNITED PARCEL SERVICE OF AMERICA, INC.


BY:  /s/ JOSEPH R. MODEROW              /s/ KENT C. NELSON
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     Secretary                          Chairman